UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 26, 2023

Date of Report (Date of earliest event reported)

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9350 Kirby Drive, Suite 300 Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)

(713) 400-6400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by Marker Therapeutics, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on May 1, 2023, the Company entered into a Purchase Agreement (the “Agreement), dated May 1, 2023, by and between the Company and Cell Ready, LLC (“Cell Ready”). Pursuant to the Agreement, the Company agreed to (i) assign to Cell Ready the leases for the Company’s two manufacturing facilities in Houston, Texas (the “Manufacturing Facilities”), (ii) sell to Cell Ready all of the equipment and leasehold improvements at the Manufacturing Facilities and (iii) assign to Cell Ready its rights, title and interest in the Company's Master Services Agreement for Product Supply, dated April 7, 2023, by and between the Company, Cell Ready and Indapta Therapeutics, Inc., as well as its rights, title and interest in any contracts related to the equipment and Manufacturing Facilities (collectively, the “Purchased Assets” and the transaction, the “Transaction”).

On June 26, 2023 (the “Closing Date”), the Company completed the disposition of the Purchased Assets to Cell Ready pursuant to the Transaction. The aggregate consideration paid for the Purchased Assets was approximately $19.0 million. In connection with the Transaction, Cell Ready plans to make offers of employment to approximately 50 of the Company's employees currently employed in its manufacturing, development, quality and regulatory affairs functions.

As a result of the completion of the Transaction, the Company met the criteria set forth in Accounting Standards Codification 205-20, Presentation of Financial Statements - Discontinued Operations and is including in this Current Report on Form 8-K (this “Current Report”) the unaudited pro forma condensed consolidated balance sheet as of March 31, 2023 giving effect to the Transaction. In addition, the Company is including unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2021, the year ended December 31, 2022 and the three months ended March 31, 2023 as outlined in Item 9.01.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which was filed with the SEC as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, which was filed on May 15, 2023, and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this Current Report concerning the Company’s expectations, plans, business outlook or future performance, and any other statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters, are “forward-looking statements.” Forward-looking statements include statements regarding the Company’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to recognize the benefits of the Transaction and the anticipated financial impact of the Transaction, including the Company’s anticipated cost savings as a result of the Transaction. Forward-looking statements are by their nature subject to risks, uncertainties and other factors which could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to the risks set forth in the Company’s most recent Form 10-K, 10-Q and other SEC filings which are available through EDGAR at WWW.SEC.GOV. Such risks and uncertainties may be amplified by the COVID-19 pandemic and its impact on the Company’s business and the global economy. The Company assumes no obligation to update the Company’s forward-looking statements whether as a result of new information, future events or otherwise, after the date of this Current Report.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following financial information is included as Exhibit 99.1 to this Current Report and is filed herewith and incorporated herein by reference:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2023.

•	Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2021, the Year Ended December 31, 2022 and the Three Months Ended March 31, 2023.

(d) Exhibits.

Exhibit No	Description

99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2023 and Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Year Ended December 31, 2021, the Year Ended December 31, 2022 and the Three Months Ended March 31, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marker Therapeutics, Inc.

Dated: June 30, 2023	By:	/s/ Juan Vera
Juan Vera
President and Chief Executive Officer